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                      KAMAN CORPORATION AND SUBSIDIARIES
              EXHIBIT 11 - EARNINGS (LOSS) PER SHARE COMPUTATION
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNT)

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                                For the Three Months   For the Six Months
                                   Ended June 30,         Ended June 30,
                                --------------------   ------------------
                                    2002      2001       2002      2001
                                    ----      ----       ----      ----
Basic:
  Net earnings (loss)             $(50,366) $(12,495)  $(45,025) $ (3,754)
                                   =======   =======    =======   =======
  Weighted average number of
    shares outstanding              22,409    22,377     22,369    22,343
                                   =======   =======    =======   =======
Net earnings (loss) per share
  - basic                         $  (2.25) $   (.56)  $  (2.01) $   (.17)
                                   =======   =======    =======   =======

Diluted:
  Net earnings (loss)             $(50,366) $(12,495)  $(45,025) $ (3,754)
  Elimination of interest expense
    on 6% subordinated convertible
    debentures (net after taxes)       229       280        458       535
                                   -------   -------    -------   -------
  Net earnings (loss)(as adjusted)$(50,137) $(12,215)  $(44,567) $ (3,219)
                                   =======   =======    =======   =======
  Weighted average number of
    shares outstanding              22,409    22,377     22,369    22,343

  Weighted average shares issuable
    on conversion of 6%
    subordinated convertible
    debentures                         995     1,066      1,023     1,094

  Weighted average shares issuable
    on exercise of diluted stock
    options                            247       267        217       257
                                   -------   -------    -------   -------

    Total                           23,651    23,710     23,609    23,694
                                   =======   =======    =======   =======

Net earnings (loss) per share
  - diluted*                      $  (2.25) $   (.56)  $  (2.01) $   (.17)
                                  ========  ========   ========  ========

*The calculated diluted per share amounts for 2002 and 2001 are anti-dilutive, therefore, amounts shown are equal of the basic per share calculation.

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